Exhibit 21.

Subsidiaries of First Litchfield Financial Corporation at December 31, 2003:

                                                               Percent
                                                               Owned By
                                                               First Litchfield
                                          Incorporated In      Financial
Subsidiary                                The State of:        Corporation
----------                                -------------        -----------

The First National Bank of                Connecticut          100%
Litchfield

Lincoln Corporation                       Connecticut          100%

Litchfield Mortgage Service               Connecticut          100%
Corporation

First Litchfield Statutory Trust I        Connecticut          100%


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